Giordano Fund

                       Statement of Assets and Liabilities
                                October 6, 2005
_______________________________________________________________________________
Assets:
__________________________________________________
Cash                                                               $ 100,000.00
__________________________________________________                 _____________
          Total Assets                                             $ 100,000.00
__________________________________________________
Liabilities:                                                       $      -
__________________________________________________                 _____________
Net Assets for 10,000 shares outstanding                           $ 100,000.00
__________________________________________________                 ============
Net Assets Consist of:
__________________________________________________
Paid in Capital                                                    $ 100,000.00
__________________________________________________                 ============
Net Asset Value, Offering Price and Redemption Proceeds Per Share:
__________________________________________________
$100,000 / 10,000 shares outstanding                               $      10.00
__________________________________________________                 ============


Notes:

(1) Giordano Fund, a mutual fund (the "Fund"), is a diversified series of the Giordano Investment Trust (the "Trust"), an open-ended management investment company. The Trust was established as a Delaware statutory trust under an Agreement and Declaration of Trust on June 13, 2005, and is registered under the Investment Company Act of 1940, as amended. The Fund has had no operations since that date other than those relating to organizational matters, including the issuance of 10,000 shares at
         $10.00 per share. The Fund's investment advisor has paid all organizational costs.


(2) Reference is made to the management of the Fund (on page 17), administration of the Fund (on page 18) and tax information (on page
         24) in the Statement of Additional Information for descriptions of the investment advisory fee, administrative and other services and federal tax aspects of the Fund.


(3)      Certain  Officers and Trustees of the Trust are Officers and  Directors
         or   Trustees  of  the  Fund's   investment   advisor  and  the  Fund's
         administrator.

Briggs
Bunting &
Dougherty, LLP
________________________________________________________________________________
Certified Public Accountants


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Shareholders and Board of Trustees of Giordano Investment Trust
Annapolis, Maryland


We have audited the accompanying statement of assets and liabilities of the Giordano Fund, (a series of the Giordano Investment Trust) as of October 6, 2005. This financial statement is the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets and liabilities presents fairly, in all material respects, the financial position of the Giordano Fund as of October 6, 2005, in conformity with accounting principles generally accepted in the United States of America.



                                        /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                            BRIGGS, BUNTING & DOUGHERTY, LLP



Philadelphia, Pennsylvania
October 6, 2005



Two Penn Center Plaza, Suite 820, Philadelphia, PA  19102-1732
Tel: (215) 567-7770, Fax: (215) 567-6081, Email: BBD@BBDCPA.COM